EXHIBIT 99.1

S1 Corporation Reports Fourth Quarter and Full Year 2010 Financial Results

Revenue Backlog in Payments and Banking: Large FI Segments Increased to
$62.8 Million, a 60% Increase Compared to December 31, 2009

Sales Bookings in Payments and Banking: Large FI Segments Increased to $68.3 Million in Six Months Ended December 31, 2010, a 74% Increase Compared to Six Months Ended December 31, 2009

Generated $37.2 Million in Net Cash From Operations in 2010, a 132% Increase Compared to 2009

Fourth Quarter 2010 Revenue Reduced by $5.0 Million Due to Change in Scope of Custom Project

Introduces 2011 Guidance: Expects to Generate Revenue of $225 to $235 Million and Adjusted EBITDA of $22 to $27 Million

NORCROSS, Ga., March 10, 2011 (GLOBE NEWSWIRE) -- S1 Corporation (Nasdaq:SONE), a leading global provider of payments and financial services software solutions, today announced financial results for the fourth quarter and the full year ended December 31, 2010:

Financial Results and Operating Highlights

  Total revenue decreased 12% to $52.5 million in the fourth quarter of 2010 compared with $59.5 million in the fourth quarter of 2009. As discussed in further detail below, revenue in the fourth quarter was reduced by $5.0 million due to a change in the scope of the project with the international branch customer that is one of our Custom Projects. Total revenue for the year ended December 31, 2010 decreased 12% to $209.1 million from $238.9 million in the year ended December 31, 2009. The decrease in revenue was primarily attributed to a $13.2 million reduction in professional services revenue from State Farm, an $11.6 million reduction in professional services revenue from an international branch customer (collectively, the "Custom Projects"), and the impact of recognizing a lower percentage of software licenses upon delivery due to an increase in projects where revenue is recognized using the percentage of completion method.
  U.S. GAAP net loss was $4.3 million, or ($0.08) per share, in the fourth quarter of 2010 compared with U.S. GAAP net income of $9.9 million, or $0.18 per share (diluted), in the fourth quarter of 2009. U.S. GAAP net loss was $6.3 million, or ($0.12) per share, in the year ended December 31, 2010 compared with U.S. GAAP net income of $30.4 million, or $0.55 per share (diluted), in the year ended December 31, 2009. These figures include stock-based compensation expense of $2.3 million and $1.2 million in the fourth quarter of 2010 and 2009, respectively, and stock-based compensation expense of $3.7 million and $1.6 million in the year ended December 31, 2010 and 2009, respectively.
  Adjusted EBITDA was $0.8 million in the fourth quarter of 2010 compared with $12.5 million in the fourth quarter of 2009. Adjusted EBITDA in the year ended December 31, 2010 was $10.4 million compared with $46.4 million in the year ended December 31, 2009. Adjusted EBITDA does not include stock-based compensation expense and is described below and reconciled to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP in Tables 4, 5, 6 and 7, provided below.
  Net cash provided by operating activities increased 132% to $37.2 million in the year ended December 31, 2010 compared with $16.0 million in the year ended December 31, 2009. The Company had cash and cash equivalents of $61.9 million as of December 31, 2010.
  Revenue backlog, which is discussed in further detail below, in the Company's Payments and Banking: Large FI segments increased to $62.8 million as of December 31, 2010, an 11% increase compared with $56.7 million as of September 30, 2010 and a 60% increase compared with $39.2 million as of December 31, 2009.
  The Company added 41 new customers in 2010.
  Notable fourth quarter 2010 contract signings include:
  One of the 20 largest U.S. headquartered commercial bank holding companies for S1's payments solution;
  One of the top 20 banks in the world for S1's Corporate Banking and Trade Finance solutions;
  A top four bank in South Africa for S1's payments solution;
  A top supermarket chain in the United Kingdom for S1's payments solution;
  The leading independent global provider of fleet cards for S1's payments solution; and
  Two of the top five banks in the U.S. for S1's Trade Finance solution.
  In 2011, the Company expects to generate revenue of $225 to $235 million and Adjusted EBITDA of $22 to $27 million.

Johann Dreyer, Chief Executive Officer, said, "Although our 2010 financial performance was impacted by the transition of our business model and a reduction in revenue from the Custom Projects, the fundamentals of our core businesses were strong as evidenced by the significant increases in revenue backlog, sales bookings, and cash flows.  We ended 2010 with another strong quarter of sales bookings and entered 2011 with a 60% increase in revenue backlog as compared to 2010. With the progress we made in the transition of our business model during 2010, and the greater visibility we have with the increase in revenue backlog, we have resumed providing annual financial guidance."

Custom Projects – International Branch Customer

During the fourth quarter of 2010, the scope of the project with the international branch customer that is one of our Custom Projects increased significantly.  Since we recognize revenue for this project using the percentage of completion method, our revenue in the fourth quarter was reduced by $5.0 million as a result of this change. However, we will recognize this amount as revenue over the remainder of the project, expected primarily in 2011 and 2012. In an effort to reduce the likelihood of any further increases in the scope of this project and accelerate cash flows from this customer, in February 2011 we amended certain agreements with this customer to (i) reduce the scope of the project, and (ii) revise billing milestones.

Conference Call, Webcast and Slide Information

Management will host a conference call to discuss its fourth quarter and full year 2010 results on Friday, March 11, 2011, at 8:30 a.m. ET. Participants may access the call by dialing (877) 899-9075 (United States) or (706) 758-0819 (International) and entering passcode 42730048. Investors also may access a slide presentation and live audio webcast of this conference call by visiting www.s1.com and entering the Investor Relations section under "About S1."

A replay of the webcast will be available approximately two hours after the conclusion of the call. A telephone replay will also be available approximately two hours after the conclusion of the call through March 25, 2011. To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter passcode 42730048.

Non-GAAP Measures and Reconciliation to U.S. GAAP

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). In addition to U.S. GAAP financial measures, we use non-GAAP measures to evaluate our financial performance, assist management decisions, and in communications with our Board of Directors, stockholders, analysts and investors concerning our financial performance. Although we believe that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under U.S. GAAP and because they involve the exercise of management's judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies.

We are presenting Adjusted EBITDA, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income for our consolidated results and Operating income for our segment results. We define Adjusted EBITDA as, in the case of our consolidated results, Net income plus interest and other expense (income), plus income taxes or, in the case of our segment results, Operating income, in each case adjusted for depreciation, amortization of intangibles, and stock-based compensation expense. We believe that excluding depreciation, amortization, stock-based compensation expense, interest and other expense (income) and income taxes provides supplemental information and an alternative presentation useful to investors understanding our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but they are also based on management's estimates of remaining useful lives. Additionally, while stock-based compensation is an important part of overall compensation expense, a portion of our stock-based compensation expense is the result of cash-settled stock appreciation rights that are revalued each quarter for U.S. GAAP earnings based in part on the closing price of our stock on the last day of the quarter. Consequently, fluctuations in our stock price can have a significant impact on our reported U.S. GAAP earnings. See Tables 4, 5, 6 and 7 for reconciliations of non-GAAP Adjusted EBITDA.

We are presenting Cash earnings per share, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income and earnings per share. We define Cash earnings as Net income plus amortization of intangibles, stock-based compensation and deferred income taxes. We calculate Cash earnings per share by adding back the per share impact of adjustments from diluted earnings per share. We believe Cash earnings per share is a useful financial measure which provides supplemental information and an alternative presentation useful to investors understanding trends of our income. Amortization of intangibles is generally expensed over several periods and may not be indicative of current cash expenditures. We believe the exclusion of stock-based compensation provides useful supplemental information to help understand the changes in our earnings per share due to the fluctuations of our cash-settled stock appreciation rights included in stock compensation. We exclude the impact of deferred income taxes on earnings as the temporary differences and the changes in valuation allowances may be misleading for trend analysis. See Table 1 for reconciliation of non-GAAP Cash earnings per share to U.S. GAAP Diluted earnings per share.

We are presenting an estimate of revenue backlog for our Payments and Banking: Large Financial Institution segments which is defined as an estimate of revenue for software licenses, including term licenses, professional services, and hosting services, in each case as specified in executed contracts that we believe will be recognized in revenue over the next 12 months. The portion of the estimate from our Banking: Large Financial Institution segment does not include revenue associated with the Company's Custom Projects. We believe that presenting this estimate provides supplemental information and an alternative presentation useful to investors understanding trends in our business including the shift we are experiencing toward recognizing more software license revenue using the percentage of completion method.

Our estimate of revenue backlog requires substantial judgment of our management, is based on a number of assumptions, which may turn out to be inaccurate or wrong, and is subject to a number of factors and uncertainties, many of which are outside of our control. Such assumptions, factors and uncertainties include, but are not limited to, the following:

  Revenue for term licenses and hosting services are the annualized amount expected over the next 12 months as of the date presented;
  Foreign currency exchange rates are assumed to remain constant over the 12 month period for contracts stated in currencies other than the U.S. Dollar;
  Perpetual licenses and professional services are based on current estimates of project completion over the next 12 months;
  Our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition or general changes in economic conditions within their industries or geographic locations;
  We may experience delays in the development or delivery of products or services specified in customer contracts; and
  Our estimate is based on constant hosting transaction volumes, and changes in hosting transaction volumes may impact the amount of revenue actually recognized in future periods.

Estimates of future financial results are inherently unreliable. Accordingly, there can be no assurance that the amounts included in our estimate of revenue backlog will be recognized over the next 12 months, or at all. Additionally, because our estimate of revenue backlog is an operating metric, it is not subject to the same level of internal review or control as a U.S. GAAP financial measure.

About S1 Corporation

Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses.  For more than 20 years, S1 Corporation (Nasdaq:SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.

Forward-Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "estimates," "forecasts," "intends" or similar terminology identify forward-looking statements. Forward-looking statements may include projections of our revenue, expenses, Adjusted EBITDA, revenue backlog, capital expenditures, earnings per share, product development projects, future economic performance or management objectives. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available.

S1 Corporation
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
TABLE 1

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Revenue:
Software licenses	$ 8,902	$ 8,978	$ 26,237	$ 35,196
Support and maintenance	16,598	15,905	63,034	59,602
Professional services	12,498	22,013	65,180	94,965
Hosting	14,475	12,564	54,635	49,164
Total revenue	52,473	59,460	209,086	238,927

Operating expenses:
Cost of software licenses (1)	488	453	2,242	3,188
Cost of professional services, support and maintenance (1)	21,392	18,189	82,778	74,186
Cost of hosting (1)	6,853	6,978	27,595	28,147
Selling and marketing	8,165	7,582	28,172	30,725
Product development	8,936	8,478	35,508	34,619
General and administrative	8,413	6,675	27,134	24,864
Depreciation and amortization	2,551	2,295	10,161	9,593
Total operating expenses	56,798	50,650	213,590	205,322

Operating (loss) income	(4,325)	8,810	(4,504)	33,605

Interest income	50	99	214	433
Interest expense	(105)	(200)	(455)	(721)
Other non-operating expense	(500)	(83)	(1,367)	(930)
Interest and other expense, net	(555)	(184)	(1,608)	(1,218)

(Loss) income before income tax expense	(4,880)	8,626	(6,112)	32,387
Income tax benefit (expense)	535	1,312	(171)	(1,964)
Net (loss) income	$ (4,345)	$ 9,938	$ (6,283)	$ 30,423

(Loss) income per share:
Basic	$ (0.08)	$ 0.18	$ (0.12)	$ 0.56
Diluted	$ (0.08)	$ 0.18	$ (0.12)	$ 0.55

Weighted average common shares outstanding - basic	53,253,106	52,040,660	52,495,265	52,583,832
Weighted average common shares outstanding - diluted	53,253,106	52,692,876	52,495,265	53,290,836

Reconciliation to Cash (loss) income per share:
Diluted (loss) income per share	$ (0.08)	$ 0.18	$ (0.12)	$ 0.55
Amortization of intangibles	0.02	0.01	0.05	0.05
Stock-based compensation expense	0.04	0.02	0.07	0.03
Deferred income taxes	0.01	(0.05)	--	(0.05)
Non-GAAP Cash (loss) income per share	$ (0.01)	$ 0.16	$ 0.00	$ 0.58

(1) Excludes charges for depreciation. Cost of software licenses includes amortization of acquired technology.

S1 Corporation
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)
TABLE 2

	December 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$ 61,917	$ 61,784
Accounts receivable, net	44,370	64,470
Prepaid expenses	4,827	4,729
Other current assets	6,612	4,931
Total current assets	117,726	135,914
Property and equipment, net	22,330	23,018
Intangible assets, net	11,846	4,895
Goodwill, net	147,544	126,605
Other assets	10,207	9,634
Total assets	$ 309,653	$ 300,066

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 9,779	$ 7,707
Accrued compensation and benefits	9,705	11,569
Current portion of debt obligation	5,046	1,170
Accrued restructuring	1,528	2,096
Income taxes payable	1,950	1,586
Deferred revenues	38,022	26,837
Other current liabilities	2,853	2,007
Total current liabilities	68,883	52,972
Debt obligation, excluding current portion	35	5,026
Accrued restructuring, excluding current portion	--	1,381
Other liabilities	3,122	2,046
Total liabilities	$ 72,040	$ 61,425

Stockholders' equity:
Preferred stock	--	10,000
Common stock	533	517
Additional paid-in-capital	1,802,795	1,787,772
Accumulated deficit	(1,563,817)	(1,557,534)
Accumulated other comprehensive loss	(1,898)	(2,114)
Total stockholders' equity	237,613	238,641
Total liabilities and stockholders' equity	$ 309,653	$ 300,066

Preferred shares issued and outstanding	--	749,064
Common shares issued and outstanding	53,317,063	51,712,710

S1 Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
TABLE 3

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Cash flows from operating activities:
Net (loss) income	$ (4,345)	$ 9,938	$ (6,283)	$ 30,423
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	2,843	2,520	11,216	11,170
Provision for doubtful accounts receivable and billing adjustments	(152)	461	1,388	995
Deferred income taxes	714	(3,052)	57	(2,812)
Stock-based compensation expense	2,269	1,181	3,700	1,602
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	9,533	(8,470)	19,880	(22,396)
Decrease (increase) in prepaid expenses and other assets	545	498	(1,760)	792
Decrease in accounts payable and other liabilities	(451)	(8)	(292)	(920)
Decrease in accrued compensation and benefits	(85)	(1,584)	(1,985)	(2,711)
(Decrease) increase in income taxes payable	(1,050)	(499)	310	(1,437)
Increase (decrease) in deferred revenue	1,358	(4,100)	11,018	1,329
Net cash provided by (used in) operating activities	11,179	(3,115)	37,249	16,035
Cash flows from investing activities:
Maturities of investment securities	--	3,224	1,384	5,728
Purchases of investment securities	--	--	(1,117)	(3,224)
Purchases of restricted investment securities	--	--	--	(2,000)
Acquisitions, net of acquired cash	--	--	(31,198)	--
Purchases of property, equipment and technology	(2,633)	(1,828)	(6,773)	(8,192)
Net cash (used in) provided by investing activities	(2,633)	1,396	(37,704)	(7,688)
Cash flows from financing activities:
Proceeds from exercise of employee stock awards	836	1,149	810	1,341
Payments on capital leases and debt obligations	(166)	(996)	(1,174)	(3,917)
Repurchases and retirement of common stock	--	(4,625)	--	(9,596)
Net cash provided by (used in) financing activities	670	(4,472)	(364)	(12,172)
Effect of exchange rate changes on cash and cash equivalents	619	568	952	1,769
Net increase (decrease) in cash and cash equivalents	9,835	(5,623)	133	(2,056)
Cash and cash equivalents at beginning of period	52,082	67,407	61,784	63,840
Cash and cash equivalents at end of period	$ 61,917	$ 61,784	$ 61,917	$ 61,784

S1 Corporation
Consolidated Statements of Operations
(In thousands)
(Unaudited)
TABLE 4

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Revenue:
Software licenses	$ 8,902	$ 8,978	$ 26,237	$ 35,196
Support and maintenance	16,598	15,905	63,034	59,602
Professional services	12,498	22,013	65,180	94,965
Hosting	14,475	12,564	54,635	49,164
Total revenue	52,473	59,460	209,086	238,927

Operating expenses:
Cost of software licenses	488	453	2,242	3,188
Cost of professional services, support and maintenance	21,392	18,189	82,778	74,186
Cost of hosting	6,853	6,978	27,595	28,147
Selling and marketing	8,165	7,582	28,172	30,725
Product development	8,936	8,478	35,508	34,619
General and administrative	8,413	6,675	27,134	24,864
Depreciation and amortization	2,551	2,295	10,161	9,593
Total operating expenses (1)	56,798	50,650	213,590	205,322

Operating (loss) income	(4,325)	8,810	(4,504)	33,605

Interest income	50	99	214	433
Interest expense	(105)	(200)	(455)	(721)
Other non-operating expense	(500)	(83)	(1,367)	(930)
Interest and other expense, net	(555)	(184)	(1,608)	(1,218)

Income (loss) before income tax expense	(4,880)	8,626	(6,112)	32,387
Income tax benefit (expense)	535	1,312	(171)	(1,964)
Net (loss) income	$ (4,345)	$ 9,938	$ (6,283)	$ 30,423

Reconciliation to Adjusted EBITDA:
Net (loss) income	$ (4,345)	$ 9,938	$ (6,283)	$ 30,423
Interest and other expense, net	555	184	1,608	1,218
Income tax (benefit) expense	(535)	(1,312)	171	1,964
Depreciation	2,088	2,023	8,459	8,480
Amortization	755	497	2,757	2,690
Stock-based compensation expense	2,269	1,181	3,700	1,602
Non-GAAP Adjusted EBITDA	$ 787	$ 12,511	$ 10,412	$ 46,377

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 81	$ 94	$ 310	$ 161
Cost of hosting	36	37	133	115
Selling and marketing	615	191	504	(246)
Product development	244	112	270	254
General and administrative	1,293	747	2,483	1,318
Stock-based compensation expense	$ 2,269	$ 1,181	$ 3,700	$ 1,602

S1 Corporation
Payments Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 5

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Revenue:
Software licenses	$ 5,281	$ 3,616	$ 14,402	$ 18,063
Support and maintenance	6,298	5,340	22,291	18,905
Professional services	4,121	5,022	16,796	18,814
Hosting	285	212	1,168	761
Total revenue	15,985	14,190	54,657	56,543

Operating expenses:
Cost of software licenses	--	134	121	1,359
Cost of professional services, support and maintenance	5,676	4,416	19,735	15,914
Cost of hosting	256	201	868	674
Selling and marketing	3,985	2,662	12,338	11,344
Product development	1,282	1,400	5,856	5,380
General and administrative	3,042	1,445	8,453	5,766
Depreciation and amortization	537	433	1,999	1,615
Total operating expenses (1)	14,778	10,691	49,370	42,052

Operating income	$ 1,207	$ 3,499	$ 5,287	$ 14,491

Reconciliation to Adjusted EBITDA:
Operating income	$ 1,207	$ 3,499	$ 5,287	$ 14,491
Depreciation	404	310	1,497	1,125
Amortization	133	225	502	1,507
Stock-based compensation expense	710	252	1,232	422
Non-GAAP Adjusted EBITDA	$ 2,454	$ 4,286	$ 8,518	$ 17,545

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 19	$ 40	$ 70	$ (40)
Cost of hosting	5	1	17	2
Selling and marketing	229	67	315	227
Product development	25	18	90	116
General and administrative	432	126	740	117
Stock-based compensation expense	$ 710	$ 252	$ 1,232	$ 422

S1 Corporation
Banking: Large Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 6

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Revenue:
Software licenses	$ 2,167	$ 3,150	$ 5,879	$ 9,003
Support and maintenance	5,361	5,742	20,696	21,265
Professional services	7,478	15,606	44,037	70,710
Hosting	6,352	7,122	25,321	28,254
Total revenue	21,358	31,620	95,933	129,232

Operating expenses:
Cost of software licenses	155	135	1,073	798
Cost of professional services, support and maintenance	10,348	9,533	41,233	42,240
Cost of hosting	3,521	3,771	14,648	15,794
Selling and marketing	2,841	2,992	9,994	12,136
Product development	4,385	5,180	16,412	21,071
General and administrative	3,348	3,411	11,787	12,578
Depreciation and amortization	1,061	1,129	4,381	4,834
Total operating expenses (1)	25,659	26,151	99,528	109,451

Operating (loss) income	$ (4,301)	$ 5,469	$ (3,595)	$ 19,781

Reconciliation to Adjusted EBITDA:
Operating (loss) income	$ (4,301)	$ 5,469	$ (3,595)	$ 19,781
Depreciation	1,061	1,129	4,381	4,834
Amortization	61	61	245	245
Stock-based compensation expense	1,030	617	1,587	746
Non-GAAP Adjusted EBITDA	$ (2,149)	$ 7,276	$ 2,618	$ 25,606

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 49	$ 39	$ 185	$ 156
Cost of hosting	13	11	49	30
Selling and marketing	366	102	114	(416)
Product development	41	75	55	80
General and administrative	561	390	1,184	896
Stock-based compensation expense	$ 1,030	$ 617	$ 1,587	$ 746

S1 Corporation
Banking: Community Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 7

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Revenue:
Software licenses	$ 1,454	$ 2,212	$ 5,956	$ 8,130
Support and maintenance	4,939	4,823	20,047	19,432
Professional services	899	1,385	4,347	5,441
Hosting	7,838	5,230	28,146	20,149
Total revenue	15,130	13,650	58,496	53,152

Operating expenses:
Cost of software licenses	333	184	1,048	1,031
Cost of professional services, support and maintenance	5,368	4,240	21,810	16,032
Cost of hosting	3,076	3,006	12,079	11,679
Selling and marketing	1,339	1,928	5,840	7,245
Product development	3,269	1,898	13,240	8,168
General and administrative	2,023	1,819	6,894	6,520
Depreciation and amortization	953	733	3,781	3,144
Total operating expenses (1)	16,361	13,808	64,692	53,819

Operating loss	$ (1,231)	$ (158)	$ (6,196)	$ (667)

Reconciliation to Adjusted EBITDA:
Operating loss	$ (1,231)	$ (158)	$ (6,196)	$ (667)
Depreciation	623	584	2,581	2,521
Amortization	561	211	2,010	938
Stock-based compensation expense	529	312	881	434
Non-GAAP Adjusted EBITDA	$ 482	$ 949	$ (724)	$ 3,226

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 13	$ 15	$ 55	$ 45
Cost of hosting	18	25	67	83
Selling and marketing	20	22	75	(57)
Product development	178	19	125	58
General and administrative	300	231	559	305
Stock-based compensation expense	$ 529	$ 312	$ 881	$ 434
CONTACT: Investor Contact:
         Paul M. Parrish
         Chief Financial Officer
         404.923.3500
         paul.parrish@s1.com